SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-GERBER SCIENTIFIC, INC.
          GAMCO ASSET MANAGEMENT INC.
                       6/01/07            1,200-             *DO
                       6/01/07          123,000-             *DO
                       5/31/07              250-           11.5000
                       5/21/07            2,000-           12.2275
                       5/09/07            1,500-           10.2127
                       4/19/07            4,000-           10.8085
                       4/17/07            3,000-           11.3367
                       4/10/07            1,500-           11.0367

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.